EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement of Hauser Chemical Research, Inc. on Form S-8 of our report dated July 15, 1996, appearing in the Annual Report on Form 10-K of Hauser Chemical Research, Inc., for the year ended April 30, 1996.

/s/
DELOITTE & TOUCHE LLP

Denver, Colorado
July 24, 1996